Exhibit 99.1

Argan, Inc. Reports First Quarter Results

June 8, 2022 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) (“Argan” or the “Company”) today announces financial results for its first quarter ended April 30, 2022. For additional information, please read the Company’s Quarterly Report on Form 10-Q, which the Company intends to file today with the U.S. Securities and Exchange Commission (the “SEC”). The Quarterly Report can be retrieved from the SEC’s website at www.sec.gov or from the Company’s website at www.arganinc.com.

Summary Information (dollars in thousands, except per share data)

	April 30,
	2022	2021	Change
For the Quarter Ended:
Revenues	$100,277	$126,341	$(26,064)
Gross profit	19,738	23,714	(3,976)
Gross margin %	19.7%	18.8%	0.9%
Net income	$7,485	$10,766	$(3,281)
Diluted per share	0.50	0.67	(0.17)
EBITDA	10,733	15,644	(4,911)
Cash dividends per share	0.25	0.25	—

	April 30,	January 31,
As of:	2022	2022	Change
Cash, cash equivalents and short-term investments	$367,484	$440,498	$(73,014)
Net liquidity (1)	261,317	284,257	(22,940)
RUPO (2)	339,162	397,023	(57,861)

(1)	Net liquidity, or working capital, is defined as total current assets less total current liabilities.
(2)	The amount of remaining unsatisfied performance obligations (“RUPO”) represents the project backlog related to active contracts with customers, as determined under revenue recognition rules.

“We continue to be pleased with the current execution on all of our major projects despite the well-publicized global supply chain disruptions, current inflationary challenges and continued COVID-19 pandemic impacts. These successes for all of our stakeholders reflect the talent and adaptability of our employees,” Rainer Bosselmann, Chairman and Chief Executive Officer of Argan, said. “Earlier today, our international efforts continued to expand, as we announced entering into three new engineering and construction contracts for 195 MW power projects in Ireland. Our sales efforts continue to be a major priority, and we believe there are a number of meaningful projects that will start this year for each of our subsidiaries. Our earnings per share of $0.50 for the first quarter is a reasonable start to the year and we look forward to building on it throughout Fiscal 2023.”

Consolidated revenues for the quarter ended April 30, 2022 were $100.3 million. The primary revenue drivers were the post peak construction activities associated with the Guernsey Power Station project in

Ohio, early construction activities on the Kilroot power project in Northern Ireland and an overall sustained level of activity at each business segment. Additionally, during the quarter, the Maple Hill solar energy project revenues were adversely affected by the market disruption in the supply of photovoltaic panels. Consolidated revenues for the quarter ended April 30, 2021 reflected primarily the peak construction activities associated with the Guernsey Power Station project.

For the three-month period ended April 30, 2022, we reported a consolidated gross profit of approximately $19.7 million which represented a gross profit percentage of approximately 19.7% of corresponding consolidated revenues.  The gross profit percentages of corresponding revenues for the power industry services, industrial services and the telecommunications infrastructure segments were 20.2%, 17.0% and 26.2%, respectively, for the quarter ended April 30, 2022.

Selling, general and administrative expenses for the three months ended April 30, 2022 and 2021, were $10.6 million and $9.9 million, respectively. For three months ended April 30, 2022, net income attributable to our stockholders was $7.5 million, or $0.50 per diluted share. For the three months ended April 30, 2021, we reported net income attributable to our stockholders in the amount of $10.8 million, or $0.67 per diluted share.

As of April 30, 2022, cash, cash equivalents and short-term investments totaled $367 million and net liquidity was $261 million; furthermore, the Company had no debt. The $73 million reduction in cash, cash equivalents and short-term investments from January 31, 2022 reflected the expected cash flow cycle of two significant projects, the payment of dividends and the repurchase of shares.  During the three months ended April 30, 2022, the Company repurchased 710,879 shares of common stock at a cost of $27 million.   To date, the Company has repurchased 1,621,808 shares of common stock, or approximately 10% of its outstanding shares, at a cost of approximately $61.7 million under the $75 million share repurchase program authorization. The Company’s consolidated amount of RUPO was approximately $339 million as of April 30, 2022.

About Argan

Argan’s primary business is providing a full range of services to the power industry, including the renewable energy sector. Argan’s service offerings focus on the engineering, procurement and construction of natural gas-fired power plants and renewable energy facilities, along with related commissioning, operations management, maintenance, project development and consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns The Roberts Company, which is a fully integrated fabrication, construction and industrial plant services company, and SMC Infrastructure Solutions, which provides telecommunications infrastructure services.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Reference is hereby made to the cautionary statements made by the Company with respect to risk factors set forth in its most recent reports on Form 10-K, Forms 10-Q and other SEC filings. The Company’s future financial performance is subject to risks and uncertainties including, but not limited to, the successful addition of new contracts to project backlog, the receipt of corresponding notices to proceed with contract activities, the Company’s ability to successfully complete the projects that it obtains and the resurgence of the COVID-19 pandemic due to the spread of various variants. The Company has several signed EPC contracts that have not started and may not start as forecasted due to market and other circumstances beyond its control. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to the risk factors highlighted above and described regularly in the Company’s SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	David Watson
301.315.0027	301.315.0027

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 30,
	2022	2021
REVENUES	$100,277	$126,341
Cost of revenues	80,539	102,627
GROSS PROFIT	19,738	23,714
Selling, general and administrative expenses	10,575	9,892
INCOME FROM OPERATIONS	9,163	13,822
Other income, net	595	712
INCOME BEFORE INCOME TAXES	9,758	14,534
Income tax expense	(2,273)	(3,768)
NET INCOME	7,485	10,766
Net income attributable to the non-controlling interest	—	—
NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	7,485	10,766
Foreign currency translation adjustments	(1,264)	(118)
COMPREHENSIVE INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$6,221	$10,648

NET INCOME PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$0.50	$0.68
Diluted	$0.50	$0.67

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	14,910	15,726
Diluted	14,992	15,961

CASH DIVIDENDS PER SHARE	$0.25	$0.25

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	April 30,	January 31,
	2022	2022
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$192,255	$350,472
Short-term investments	175,229	90,026
Accounts receivable, net	36,047	26,978
Contract assets	6,880	4,904
Other current assets	37,180	34,904
TOTAL CURRENT ASSETS	447,591	507,284
Property, plant and equipment, net	9,936	10,460
Goodwill	28,033	28,033
Other purchased intangible assets, net	3,175	3,322
Right-of-use, deferred tax and other assets	4,075	4,486
TOTAL ASSETS	$492,810	$553,585

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$39,942	$41,822
Accrued expenses	39,365	53,315
Contract liabilities	106,967	127,890
TOTAL CURRENT LIABILITIES	186,274	223,027
Noncurrent liabilities	4,523	4,963
TOTAL LIABILITIES	190,797	227,990

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 15,827,772 and 15,788,673 shares issued at April 30, 2022 and January 31, 2022, respectively; 14,585,908 and 15,257,688 shares outstanding at April 30, 2022 and January 31, 2022, respectively	2,374	2,368
Additional paid-in capital	159,170	158,190
Retained earnings	192,463	188,690
Less treasury stock, at cost – 1,241,864 and 530,985 shares at April 30, 2022 and January 31, 2022, respectively	(47,482)	(20,405)
Accumulated other comprehensive loss	(3,715)	(2,451)
TOTAL STOCKHOLDERS’ EQUITY	302,810	326,392
Non-controlling interest	(797)	(797)
TOTAL EQUITY	302,013	325,595
TOTAL LIABILITIES AND EQUITY	$492,810	$553,585

ARGAN, INC. AND SUBSIDIARIES

Reconciliation to EBITDA

(In thousands)(Unaudited)

	Three Months Ended
	April 30,
	2022	2021
Net income, as reported	$7,485	$10,766
Income tax expense	2,273	3,768
Depreciation	809	882
Amortization of purchased intangible assets	166	228
EBITDA	10,733	15,644
EBITDA of the non-controlling interest	—	—
EBITDA attributable to the stockholders of Argan, Inc.	$10,733	$15,644